Consents of Independent Accountants


     We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated July 14, 1999, relating to the financial statements and financial highlights which appear in the May 31, 1999 Annual Reports of J.P. Morgan U.S. Equity Fund, J.P. Morgan U.S. Small Company Fund, J.P. Morgan U.S. Small Company Opportunities Fund and J.P. Morgan Disciplined Equity Fund and the financial statements and supplementary data of The U.S. Equity Portfolio, The U.S. Small Company Portfolio, The U.S. Small Company Opportunities Portfolio and The Disciplined Equity Portfolio, which are also incorporated by reference into the Registration Statement.

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated September 15, 1999, relating to the financial statements and financial highlights which appear in the July 31, 1999 Annual Reports of J.P. Morgan New York Tax Exempt Bond Fund, J.P. Morgan Tax Exempt Bond Fund and J.P. Morgan Emerging Markets Debt Fund and the financial statements and supplementary data of The New York Tax Exempt Bond Portfolio, The Tax Exempt Bond Portfolio and The Emerging Markets Debt Portfolio, which are also incorporated by reference into the Registration Statement.

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 17, 1999, relating to the financial statements and financial highlights which appear in the October 31, 1999 Annual Reports of J.P. Morgan Short Term Bond Fund, J.P. Morgan Bond Fund, J.P. Morgan International Equity Fund, J.P. Morgan Emerging Markets Equity Fund, J.P. Morgan Global Strategic Income Fund and J.P. Morgan Federal Money Market Fund and the financial statements and supplementary data of The Short Term Bond Portfolio, The U.S. Fixed Income Portfolio, The International Equity Portfolio, The Emerging Markets Equity Portfolio, The Global Strategic Income Portfolio and The Federal Money Market Portfolio, which are also incorporated by reference into the Registration Statement.

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated January 14, 2000, relating to the financial statements and financial highlights which appear in the November 30, 1999 Annual Reports of J.P. Morgan Prime Money Market Fund, J.P. Morgan Tax Exempt Money Market Fund, J.P. Morgan International Opportunities Fund and J.P. Morgan European Equity Fund and the financial statements and supplementary data of The Prime Money Market Portfolio, The Tax Exempt Money Market Portfolio, The International Opportunities Portfolio and The European Equity Portfolio, which are also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Financial Statements" in such Registration Statement.




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February 25, 2000